Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated March 25, 2022, with respect to the financial statements of the sub-accounts that comprise Variable Annuity Account of Minnesota Life Insurance Company, incorporated herein by reference and to the reference to our firm under the heading “FINANCIAL STATEMENTS” in the Registration Statement.
/s/ KPMG LLP
Minneapolis, MinnesotaOctober 31, 2022

Consent of Independent Auditors
We consent to the use of our report dated March 31, 2022, with respect to the financial statements and supplementary schedules of Minnesota Life Insurance Company, incorporated herein by reference and to the reference to our firm under the heading “FINANCIAL STATEMENTS” in the Registration Statement.
/s/ KPMG LLP
Minneapolis, Minnesota
October 31, 2022